                                                                  EXHIBIT  10.2


               [FORM OF TRANSITION PROPERTY SERVICING AGREEMENT]
________________________________________________________________________________


                       TRANSITION PROPERTY SERVICING AGREEMENT


                                    between


                                 [NAME OF SPE]


                                  Note Issuer


                                      and


                               [NAME OF UTILITY]


                                    Servicer




                            Dated as of [    ], 1997


________________________________________________________________________________

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
                                   ARTICLE I

                                  Definitions
                                  -----------
SECTION 1.01.   Definitions...............................................   2
SECTION 1.02.   Other Definitional Provisions.............................  17


                                   ARTICLE II

                         Appointment and Authorization
                         -----------------------------
SECTION 2.01.   Appointment of Servicer; Acceptance of Appointment........  18
SECTION 2.02.   Authorization.............................................  19
SECTION 2.03.   Dominion and Control Over the Transition Property.........  19


                                  ARTICLE III

                                Billing Services
                                ----------------

SECTION 3.01.   Duties of Servicer........................................  20
SECTION 3.02.   Servicing and Maintenance Standards.......................  23
SECTION 3.03.   Certificate of Compliance.................................  24
SECTION 3.04.   Annual Report by Independent Public Accountants...........  25

                                   ARTICLE IV

                    Services Related to True-Up Adjustments
                    ---------------------------------------
SECTION 4.01.   Periodic True-Up Adjustments..............................  26
SECTION 4.02.   Limitation of Liability...................................  36


                                   ARTICLE V

                            The Transition Property
                            -----------------------
SECTION 5.01.   Custody of Transition Property Records....................  38
SECTION 5.02.   Duties of Servicer as Custodian...........................  39
SECTION 5.03.   Instructions; Authority to Act............................  41
SECTION 5.04.   Custodian's Indemnification...............................  41
SECTION 5.05.   Effective Period and Termination..........................  42

                                   ARTICLE VI

                                  The Servicer
                                  ------------
SECTION 6.01.   Representations and Warranties of Servicer................  43
SECTION 6.02.   Indemnities of Servicer; Release of


                                                                Contents, p. ii

                   Claims.................................................  48
SECTION 6.03.   Merger or Consolidation of, or Assumption of the

                   Obligations of, Servicer..............................   49
SECTION 6.04.   Limitation on Liability of Servicer and Others............  51
SECTION 6.05.   [Name of Utility] Not To Resign as Servicer...............  52
SECTION 6.06.   Servicing Compensation....................................  53
SECTION 6.07.   Compliance with Applicable Law............................  54
SECTION 6.08.   Access to Certain Records and Information Regarding
                   Transition Property....................................  54
[SECTION 6.09.  Appointments..............................................  55

                                  ARTICLE VII

                                    Default
                                    -------
SECTION 7.01.   Servicer Default..........................................  56
SECTION 7.02.   Appointment of Successor..................................  59
SECTION 7.03.   Waiver of Past Defaults...................................  60
SECTION 7.04.   Notice of Servicer Default................................  61

                                 ARTICLE VIII

                           Miscellaneous Provisions
                           ------------------------
SECTION 8.01.   Amendment.................................................  61
SECTION 8.02.   Protection of Title to Trust..............................  63
SECTION 8.03.   Notices...................................................  64
SECTION 8.04.   Assignment................................................  65
SECTION 8.05.   Limitations on Rights of Others...........................  65
SECTION 8.06.   Severability..............................................  65
SECTION 8.07.   Separate Counterparts.....................................  66
SECTION 8.08.   Headings..................................................  66
SECTION 8.09.   Governing Law.............................................  66
SECTION 8.10.   Assignment to Note Trustee................................  66
SECTION 8.11.   Nonpetition Covenants.....................................  66
SECTION 8.12.   Limitation of Liability of Note Trustee...................  67

                             Exhibits and Schedules
                             ----------------------

Exhibit A         Form of Monthly Servicer's Certificate
Exhibit B         Form of Certificate of Compliance
Exhibit C         Form of Routine Annual True-Up Mechanism Advice Letter
Exhibit D         Form of Anniversary True-Up Mechanism Advice Letter
Exhibit E         Form of Routine Quarterly True-Up Mechanism Advice Letter
Exhibit F         Form of Quarterly Servicer's Certificate
Schedule 4.01(a)  Expected Amortization Schedule

                                                                 Contents, p.iii

                                    Annex I
                                    -------

Schedule 4        Servicer's Current Billing Practices
Schedule 6        Calculation of Aggregate Remittance Amount

                    TRANSITION PROPERTY SERVICING AGREEMENT dated as of [_],
               1997, between [Name of SPE], a Delaware limited liability company (the "Note Issuer"), and [Name of Utility], a California corporation, as Servicer (the "Servicer").

                                   RECITALS

          A. Pursuant to the Statute and the Financing Order, the Seller and the Note Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling to the Note Issuer the Transition Property created pursuant to the PU Code, the Financing Order and the Issuance Advice Letter described in such agreement, and the Seller may sell other Transition Property to the Note Issuer pursuant to Subsequent Sale Agreements.

          B. In connection with its ownership of the Transition Property and in order to collect the associated FTA Charges, the Note Issuer desires to engage the Servicer to carry out the functions described herein. The Servicer currently performs similar functions for itself with respect to its own charges to its customers [and for others]. In addition, the Note Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the CPUC. The Servicer desires to perform all of these activities on behalf of the Note Issuer.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Definitions.  Whenever used in this Agreement, the
                         ------------
following words and phrases shall have the following meanings:

          "Actual FTA Payments" means the actual FTA Payments received by the Servicer attributable to a particular Billing Period.

          "Adjusted Principal Balance" means, as of any Payment Date, the Principal Balance, plus the difference between the balance in the Overcollateralization Subaccount and the Projected Overcollateralization Subaccount Balance, plus the difference between the balance in the Capital Subaccount and the Required Capital Level, less the difference between the balance in the Reserve Subaccount and the Projected Reserve Subaccount Balance, as of the next succeeding Payment Date, after giving effect to all payments made on or expected to be made on such Payment Date.

          "Advice Letter" means any filing made to the CPUC by the Servicer on behalf of the Note Issuer with respect to the FTA Charges or any True-Up Adjustment in the form of an advice letter, including an Issuance Advice Letter, a Routine Annual True-Up Mechanism Advice Letter, an Anniversary True-Up Mechanism Advice Letter, a Routine

Quarterly True-Up Mechanism Advice Letter or a Non-Routine True-Up Mechanism Advice Letter.

          "Agreement" means this Transition Property Servicing Agreement, together with all Exhibits, Schedules and Annexes hereto, as the same may be amended and supplemented from time to time.

          "Anniversary True-Up Mechanism Advice Letter" means an Advice Letter filed with the CPUC at least fifteen days prior to the Financing Order Anniversary Date in respect of a True-Up Adjustment, substantially in the form of Exhibit D hereto. Any True-Up Adjustment required as a result of the
   ---------
Anniversary True-Up Mechanism Advice Letter will become effective on [the first calendar day of the next Quarter following] [or before 90 days after] the Financing Order Anniversary Date.

          "Annual Accountant's Report" has the meaning set forth in Section
3.04.

          "Annual Adjustment Date" means each [December 15], from and including [December 15, 1998] to and including the last [December 15] preceding the Retirement of the Notes; provided, however, that if any such day is not a
                         --------  -------
Business Day, "Annual Adjustment Date" shall mean the Business Day immediately preceding such day.

          "Applicable ESP" means, with respect to each Customer, the ESP, if any, providing "direct access" service to that Customer.

          "Billing Period" means a [calendar month] [Statistical Month].

          "Bills" means each of the regular monthly bills, the summary bills, the opening bills and the closing bills issued to Customers or ESPs by [Name of Utility] on its own behalf and in its capacity as Servicer.

          "Certificate of Compliance" has the meaning set forth in Section 3.03.

          "Certificate Trustee" means the Person acting as certificate trustee under the Trust Agreement.

          "Collection Period" means the [calendar month] [Statistical Month] immediately preceding the respective Remittance Date.

          "Collections Curves" means the [Daily Collections Curve together with the] Monthly Collections Curve.

          "Consolidated ESP Billing" has the meaning set forth in Section 1 of Annex I hereto.

          "CPUC" means the California Public Utilities Commission or any successor governmental agency that has regulatory authority over the True-Up Adjustments contemplated by the Statute.

          "CPUC Regulations" means all regulations, rules, tariffs and laws applicable to public utilities or ESPs, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the CPUC.

          "Customers" means existing and future Residential Customers and Small Commercial Customers of electricity located in the service territory in which the Seller provided electricity services as of December 20, 1995.

          ["Daily Collections Curve" has the meaning set forth on Schedule 6 to
                                                                  ----------
Annex I hereto.]

          "Delaware Trustee" means the Person acting as Delaware trustee under the Trust Agreement.

          "ESP" means an alternative energy service provider who has entered into an ESP Service Agreement with the Seller.

          "ESP Service Agreement" means an agreement between an ESP and the Seller for the provision of "direct access" service to customers in accordance with CPUC Order [______].

          "Estimated FTA Payments" means the sum of the amounts remitted with respect to a Billing Period during the six months following such Billing Period based on the Collections Curves.

          "Excess Remittance" means the amount, if any, by which Estimated FTA Payments previously remitted to the Collection Account with respect to a Billing Period exceed Actual FTA Payments received by the Servicer attributable to such Billing Period, calculated on or before the Monthly Administrative Date in the seventh calendar month following the applicable Billing Period.

          "Expected Amortization Schedule" means Schedule 4.01(a) hereto, as the
                                                 ----------------
same may be amended from time to time pursuant to Section 4.01(a).

          "Financing Order" means the order of the CPUC, Decision 97-09-[056] [Edison], issued as of [September 3] [Edison], 1997, which became effective on [October 9] [Edison], 1997.

          "Financing Order Anniversary Date" means [September 3] of each year.

          "FTA Charges" means the non-bypassable, usage-based, per kilowatt hour charges permitted to be levied upon the Customers by the Financing Order.

          "FTA Collections" means FTA Payments received by the Servicer which are remitted to the Collection Account.

          "FTA Effective Date" means the date on which the initial FTA Charges go into effect pursuant to the terms of the Financing Order and the first Issuance Advice Letter.

          "FTA End Date" means, depending on the context in which used, either:
(i) the date on which specific FTA Charges end because such FTA Charges have been replaced with revised FTA Charges; or (ii) the FTA Termination Date.

          "FTA Payments" means the payments made by Customers based on the FTA Charges.

          "FTA Start Date" means, depending on the context in which used, either: (i) the FTA Effective Date; or (ii) the date on which specific revised FTA Charges go into effect to replace previously existing FTA Charges.

          "FTA Termination Date" means the date on which the FTA Charges will cease to be billed pursuant to the terms of the Financing Order, provided that the Notes and the Certificates shall have been paid in full.

          "Infrastructure Bank" means the California Infrastructure and Economic Development Bank or any successor in interest.

          "Indenture" means the Indenture dated as of [_], 1997, between the
Note Issuer and the Note Trustee, as the same may be amended and supplemented from time to time.

          "Initial Transition Property" means the Transition Property described in the Sale Agreement.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Issuance Advice Letter" means an Advice Letter submitted to the CPUC in connection with and immediately prior to the issuance of a Series of Notes, which Advice Letter becomes effective five Business Days after filing pursuant to the terms of the Financing Order. The first Issuance Advice Letter will establish the initial FTA Charges, and subsequent Issuance Advice Letters will modify the FTA Charges to support the issuance of additional Series of Notes.

          "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

          "Losses" has the meaning assigned to that term in Section 5.04.

          "Monthly Administrative Date" means the tenth day of each calendar month; provided, however, that if any such day is not a Servicer Business Day,
       --------  -------
"Monthly Administrative Date" shall mean the Servicer Business Day immediately preceding such day.

          "Monthly Collections Curve" has the meaning set forth on Schedule 6 to
                                                                   ----------
Annex I hereto.

          "Monthly Servicer's Certificate" means a certificate, substantially in the form of Exhibit A hereto, completed and executed by a Responsible Officer of
            ---------
the Servicer pursuant to Section 3.01(b)(i).

          "Non-Routine True-Up Mechanism Advice Letter" means an Advice Letter filed with the CPUC in accordance with the Financing Order with respect to any Non-Routine True-Up Adjustment, pursuant to which the related Non-Routine True-Up Adjustment generally will become effective at the beginning of the first Quarter that is at least 90 days after filing.

          "Non-Routine True-Up Adjustment" has the meaning set forth in Section 4.01(c)(i).

          "Note Trustee" means the Person acting as trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

          "Officer's Certificate" means a certificate signed by a Responsible Officer.

          "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the party providing such opinion of counsel, which counsel shall be acceptable to the party receiving such opinion of counsel.

          "Overcollateralization Amount" means, with respect to any Series of Notes, the amount specified in the related Issuance Advice Letter.

          "Payment Date" means, with respect to any Series or Class, each March 25, June 25, September 25 and December 26 of each year, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

          "Principal Balance" means, as of any Payment Date, the sum of the outstanding principal amount of each Series of Notes.

          "Projected Overcollateralization Subaccount Balance" means, as of any Payment Date, the sum of the projected Overcollateralization Amount for each Series of Notes for such Payment Date set forth in a Series Supplement.

          "Projected Principal Balance" means, as of any Payment Date, the sum of the projected outstanding principal amount of each Series of Notes for such Payment Date set forth in the Expected Amortization Schedule.

          "Projected Reserve Subaccount Balance" means, as of any Payment Date, the amount of reserve set forth in a Series Supplement, and will equal zero ($0.00) for each Payment Date.

          "Pu Code" means the California Public Utilities Code, as amended from time to time.

          "Quarter" means each calendar quarter, specifically:

          January 1 to and including March 31;
          April 1 to and including June 30;
          July 1 to and including September 30; and October 1 to and including December 31.

          "Quarterly Adjustment Filing Date" means each March 15, June 15, and September 15 prior to the FTA Termination Date; provided, however, that if any
                                                --------  -------
such day is
not a Business Day, "Quarterly Adjustment Filing Date" shall mean the Business Day immediately preceding such day.

          "Quarterly Administrative Date" means each March 10, June 10 and September 10 of each year, from and including 1998, to and including the last such date preceding the Retirement of the Notes; provided, however, that if any
                                                 --------  -------
such day is not a Servicer Business Day, "Quarterly Administrative Date" shall mean the Servicer Business Day immediately preceding such day.

          "Quarterly Comparison" has the meaning set forth in Section 4.01(b)(ii)(1).

          "Quarterly Servicer's Certificate" means a certificate, substantially in the form of Exhibit F hereto, completed and executed by a Responsible Officer
               ---------
of the Servicer pursuant to Section 4.01(d)(ii).

          "Regulatory Year" means (i) the period from the Closing Date through and including December 31, 1998 (the "Initial Regulatory Year"), and (ii) for each period following the Initial Regulatory Year until the FTA Termination Date, the period from and including January 1 of each year through and including December 31 of the same year (or, if sooner, through and including the FTA Termination Date).

          "Remittance Date" means the twentieth day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

          "Remittance Shortfall" means the amount, if any, by which Actual FTA Payments received by the Servicer attributable to a Billing Period exceed the Estimated FTA Payments previously remitted to the Collection Account with respect to such Billing Period, calculated on or before the Monthly Administrative Date in the seventh calendar month following the applicable Billing Period.

          "Required Capital Level" means, as of any Payment Date, the amount of capital contribution by the Seller as set forth in a Series Supplement, and for each Payment Date will be equal to the sum of 0.5 percent of the initial principal amount of each then-outstanding Series of Notes issued pursuant to the Indenture prior to that Payment Date, less $100,000 in the aggregate for all Series of Notes.

          "Residential Customers" means the existing and future residential consumers of electricity, as identified in the Financing Order, located in the service territory in which the Seller provided electricity services as of December 20, 1995.

          "Responsible Officer" means the chairman of the board, the chief executive officer, the president, the vice chairman of the board, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Servicer.

          "Retirement of the Notes" means the day on which the final distribution is made to the Note Trustee in respect of the last outstanding Note.

          "Routine Annual True-Up Mechanism Advice Letter" means an Advice Letter filed with the CPUC at least fifteen days prior to the end of each calendar year in respect of an annual True-Up Adjustment, substantially in the form of Exhibit C hereto. The
                                                        ---------
Routine Annual True-Up Mechanism Advice Letter will become effective on the first calendar day of the next calendar year.

          "Routine Quarterly True-Up Mechanism Advice Letter" means an Advice Letter filed with the CPUC at least fifteen days prior to the end of each of the first three Quarters of each calendar year in respect of a quarterly True-Up Adjustment where such adjustment is triggered by the True-Up Adjustment Mechanism, substantially in the form of Exhibit E hereto. The Routine Quarterly
                                        ---------
True-Up Mechanism Advice Letter will become effective on the first calendar day of the next Quarter.

          "Sale Agreement" means the Transition Property Purchase and Sale Agreement dated as of the date hereof between [Name of Utility], as Seller, and the Note Issuer.

          "SEC" means the Securities and Exchange Commission or any successor thereto.

          "Seller" means [Name of Utility] and its successors in interest to the extent permitted under the Sale Agreement.

          "Servicer" means [Name of Utility], as the servicer of the Transition Property, and each successor to [Name of Utility] (in the same capacity) pursuant to Section 6.03 or 7.02.

          "Servicer Business Day" means any Business Day on which the Servicer's offices in the State of California are open for business.

          "Servicer Default" means an event specified in Section 7.01.

          "Servicing Fee" means the fee payable on each Payment Date to the Servicer for services rendered during the period from, but not including, the preceding Payment Date to and including such Payment Date, determined pursuant to Section 6.06.

          "Small Commercial Customers" means the existing and future small commercial consumers of electricity, as identified in the Financing Order, located in the service territory in which the Seller provided electricity services as of December 20, 1995.

          ["Statistical Month" means each of the periods created by dividing the calendar year into twelve consecutive periods of 21 Servicer Business Days each.]

          "Statute" means Assembly Bill 1890, Chapter 854, California Statutes of 1996, signed into law by the Governor of California on September 23, 1996, as amended by Senate Bill 477, Chapter 275, California Statutes of 1997, signed into law by the Governor of California on [_], 1997, and as further amended from time to time.

          "Subsequent Sale Agreement" has the meaning assigned to that term in the definition of Subsequent Transition Property.

          "Subsequent Sale Date" means any date on which Subsequent Transition Property is to be sold to the Note Issuer pursuant to a Subsequent Sale Agreement.

          "Subsequent Transition Property" means any transition property as defined in Section 840 of the PU Code sold to the Note Issuer by the Seller pursuant to an agreement substantially similar to the Sale Agreement (a "Subsequent Sale Agreement") created under the PU Code and the Financing Order and specifically described in the related Issuance Advice Letter.

          "Termination Notice" has the meaning assigned to that term in Section 7.01.

          "Transition Costs" has the meaning assigned to that term in Section 840(f) of the PU Code.

          "Transition Property" means the Initial Transition Property and, from and after the applicable Subsequent Sale Date therefor, any Subsequent Transition Property.

          "Transition Property Records" has the meaning assigned to that term in
Section 5.01.

          "True-Up Adjustment" means each revision to the FTA Charges made in accordance with Section 4.01 or in connection with the conveyance to the Note Issuer of Subsequent Transition Property.

          "Trust Agreement" means the Amended and Restated Declaration and Agreement of Trust dated as of [_], 1997, among the Infrastructure Bank, the Delaware Trustee and the Certificate Trustee, as the same may be further amended and supplemented from time to time.

          "Trust Officer" means any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Note Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Variance" means the occurrence on any Quarterly Administrative Date or Annual Adjustment Date of a discrepancy whereby the Adjusted Principal Balance as of the next succeeding Payment Date will be greater or lower than the Projected Principal Balance as of such succeeding Payment Date, after giving effect to all payments expected to be made on such next succeeding Payment Date.

          SECTION 1.02.  Other Definitional Provisions.  (a)  Capitalized
                         ------------------------------
terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit and Annex references contained in this Agreement are references to Sections, Schedules, Exhibits and Annexes in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                  ARTICLE II

                         Appointment and Authorization
                         -----------------------------

          SECTION 2.01.  Appointment of Servicer; Acceptance of Appointment.
                         ---------------------------------------------------
Subject to Section 6.05 and Article 7, the Note Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Note Issuer in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

          SECTION 2.02.  Authorization.  With respect to all or any portion of
                         --------------
the Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Note Issuer to (a) execute and deliver, on behalf of itself and/or the Note Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Note Issuer, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the CPUC. The Note Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Note Issuer, and with such other documents as may be in the Note Issuer's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Note Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

          SECTION 2.03.  Dominion and Control Over the Transition Property.
                         --------------------------------------------------
Notwithstanding any other provision herein, the Servicer and the Note Issuer agree that the Note Issuer shall have dominion and control over the Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Note Issuer with respect to the Transition Property and the Transition Property Records. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Note Issuer in the Transition Property, in each case unless such action is required by law or court or regulatory order.

                                  ARTICLE III

                               Billing Services
                               ----------------

          SECTION 3.01.  Duties of Servicer. The Servicer, as agent for the Note
                         -------------------
Issuer, shall have the following duties:

          (a)  Duties of Servicer Generally. The Servicer's duties in general
               -----------------------------
     shall include management, servicing and administration of the Transition Property; obtaining meter reads, calculating usage, billing, collections and posting of all payments in respect of the Transition Property; responding to inquiries by Customers, the CPUC, or any federal, local or other state governmental authorities with respect to the Transition Property; delivering Bills to Customers, investigating delinquencies, accounting for collections and making periodic remittances; furnishing periodic reports to the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank; and taking action in connection with True-Up Adjustments as set forth herein. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any regulations of the CPUC now existing or hereafter promulgated. Without limiting the generality of this
     Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto.

          (b)  Reporting Functions.
               --------------------

               (i)  Monthly Servicer's Certificate. On or before each Remittance
                    -------------------------------
          Date, the Servicer shall prepare and deliver to the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank a written report substantially in the form of Exhibit A hereto (a
                                                      ---------
          "Monthly Servicer's Certificate") setting forth certain information relating to FTA Payments received by the Servicer during the Collection Period preceding such Monthly Remittance Date.

               (ii)  Notification of Laws and Regulations. The Servicer shall
                     -------------------------------------
          immediately notify the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank in writing of any laws or CPUC Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

               (iii) Other Information. Upon the reasonable request of the Note
                     ------------------
          Issuer, the Note Trustee, the Certificate Trustee or the Infrastructure Bank, the Servicer shall provide to such Note Issuer, Note Trustee, Certificate Trustee or Infrastructure Bank, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Transition Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law for the Note Issuer, the Note Trustee, the Certificate Trustee or the Infrastructure Bank to monitor the performance by the Servicer hereunder.

               (iv)  Preparation of Reports to be Filed with the SEC. The
                     ------------------------------------------------
          Servicer shall prepare any reports required to be filed by the Note Issuer under the securities laws, including a copy of each Monthly Servicer's Certificate described in Section 3.01(b)(i), the annual Certificate of Compliance described in Section 3.03, and the Annual Accountant's Report described in Section 3.04.

          SECTION 3.02. Servicing and Maintenance Standards. On behalf of the
                        ------------------------------------
Note Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Transition Property with reasonable care and in accordance with applicable law, including all applicable CPUC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Transition Property; and (d) comply with all laws and regulations applicable to and binding on it relating to the Transition Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Transition Property, which, in the Servicer's judgment, may include the taking of legal action.

          SECTION 3.03.  Certificate of Compliance. The Servicer shall deliver
                         --------------------------
to the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank on or before August 31 of each year, commencing August 31, 1998 to and including the August 31 succeeding the Retirement of the Notes, an Officer's Certificate substantially in the form of Exhibit B hereto (a "Certificate of Compliance"), stating that: (i) a review of the activities of the Servicer during the twelve months (or, in the case of the Certificate of Compliance to be delivered on or before August 31, 1998, the period of time from the date of this Agreement until June 30, 1998) ended the preceding June 30 and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under this Agreement throughout such twelve months (or, in the case of the Certificate of Compliance to be delivered on or before August 31, 1998, the period of time from the date of this Agreement until June 30, 1998), or, if there has been a default in the fulfillment of any such material obligation, specifying each such material default known to such officer and the nature and status thereof.

          SECTION 3.04.  Annual Report by Independent Public Accountants. (a)
                         ------------------------------------------------
The Servicer shall cause a firm of independent certified public accountants (which may provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, for the information and use of the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank on or before August 31 of each year, beginning August 31, 1998 to and including the August 31, succeeding the Retirement of the Notes, to the effect that such firm has performed certain procedures in connection with the Servicer's compliance with its obligations under this Agreement during the preceding twelve months (or, in the case of the Annual Accountants Report to be delivered on or before August 31, 1998, the period of time from the date of this Agreement until June 30, 1998) ended June 30, identifying the results of such procedures and including any exceptions noted.

          (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                                  ARTICLE IV

                    Services Related to True-Up Adjustments
                    ---------------------------------------

          SECTION 4.01.  Periodic True-Up Adjustments.  From time to time, until
                         -----------------------------
the Retirement of the Notes, the Servicer shall identify the need for True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

          (a)  Expected Amortization Schedule. The initial Expected Amortization
               -------------------------------
     Schedule is attached hereto as Schedule 4.01(a). In connection with the
                                    ----------------
     issuance by the Note Issuer of any additional Series of Notes after the Closing Date, the Servicer, on or prior to the Series Issuance Date therefor, shall prepare an amended Expected Amortization Schedule which shall set forth, as of each Payment Date through the scheduled Retirement of the Notes, the sum of the aggregate principal amount of Notes of all Series, including such additional Series, expected to be outstanding on such Payment Date, as set forth on the Expected Amortization Schedule therefor.

          (b)  Routine True-Up Adjustments.
               ----------------------------

               (i)  Routine Annual True-Up Adjustments.
                    -----------------------------------

                    (1) On or before each Annual Adjustment Date, the Servicer shall: (A) calculate the Variance, if any, between the Adjusted

               Principal Balance and the Projected Principal Balance as of the next succeeding Payment Date; (B) estimate collections through the December 31 immediately following such Annual Adjustment Date and through December 31 of the year following the year of such Annual Adjustment Date; (C) update the assumptions underlying the FTA Charges, including energy usage volume, the rate of delinquencies and write-offs, estimated expenses, and fees of the
               Note Issuer, the Trust and the Infrastructure Bank to the extent not fixed, and the Collections Curves; (D) determine the revised FTA Charges that would restore: (1) the Principal Balance to the Projected Principal Balance (2) the Overcollateralization Amount to the Projected Overcollateralization Subaccount Balance, (3) the Capital Subaccount Balance to the Required Capital Level, and
               (4) the Reserve Subaccount Balance to the Projected Reserve Subaccount Balance, in each case within twelve months after such revised FTA Charges go into effect (and with respect to any True-Up Adjustments occurring after the Scheduled Maturity Date, determine the revised FTA Charges that would be sufficient to retire the unpaid Principal Balance within the earlier of (x) the date which is twelve months after the Scheduled Maturity Date and (y) the Final Maturity Date); (E) file a Routine Annual True-Up Mechanism Advice Letter with the CPUC, substantially in the form attached hereto as Exhibit C, to notify the CPUC of the FTA Charges for the coming year; and (F) take all reasonable actions and make all reasonable efforts to secure such True-Up Adjustment and to enforce the provisions of the Statute which obligate the CPUC to approve rates at levels sufficient to recover the FTA Payments in accordance with the Expected Amortization Schedule.

                    (2) Each year on the date that is fifteen days before the Financing Order Anniversary Date (or if such date is not a Business Day, on the Business Day immediately preceding such date), the Servicer shall: [Alternative 1: (A) calculate the Variance, if any, between the Adjusted Principal Balance and the Projected Principal Balance as of the next succeeding Payment Date; (B) estimate collections through the end of the Quarter in which the Financing Order Anniversary Date occurs; (C) update the assumptions underlying the FTA Charges, including energy usage volume, the rate of delinquencies and write-offs, and estimated expenses and fees of the Note Issuer, the Trust and the Infrastructure Bank to the extent not fixed; (D) determine the revised FTA Charges that would restore: (1) the Principal Balance to the Projected Principal Balance (2) the Overcollateralization Amount to the Projected Overcollateralization Subaccount Balance, (3) the Capital Subaccount Balance to the Required Capital Level, and (4) the Reserve Subaccount Balance to the Projected Subaccount Balance, in each case within twelve months after such revised FTA Charges go into effect (and with respect to any True-Up Adjustments occurring after the Scheduled Maturity Date, determine the revised FTA Charges that would be sufficient to retire the unpaid Principal Balance within the earlier of (x) the date which is twelve months after the Scheduled Maturity Date and
               (y) the Final Maturity Date); (E) file an Anniversary True-Up Mechanism Advice Letter with the CPUC, substantially in the form attached hereto as Exhibit D; and (F) take all reasonable actions
                                  ---------
               and make all reasonable efforts to secure such True-Up Adjustment and to enforce the provisions of the Statute which obligate the CPUC to approve rates at levels sufficient to recover the FTA Payments in accordance with the Expected Amortization Schedule] [Alternative 2: file an Anniversary True-Up Mechanism Advice Letter with the CPUC, substantially in the form attached hereto as Exhibit D,
                                                                  ---------
               stating that no adjustment to the FTA Charges is necessary because either (A) the FTA Charges were adjusted during the most recent calendar quarter or (B) there is no Variance between the Adjusted Principal Balance and the Projected Principal Balance].

                    (3) In the case of a True-Up Adjustment pursuant to a Routine Annual True-Up Mechanism Advice Letter, the Servicer shall implement the revised FTA Charges, if any, as of the first day of the following year.

                    (4) In the case of a True-Up Adjustment pursuant to an Anniversary True-Up Mechanism Advice Letter, the Servicer shall implement the revised FTA Charges, if any, on [the first calendar day of the next Quarter following] [or before 90 days after] the Financing Order Anniversary Date.

               (ii) Routine Quarterly True-Up Adjustments.
                    --------------------------------------

                    (1) On or before each Quarterly Administrative Date, the Servicer shall calculate the Variance between the Adjusted Principal Balance and the Projected Principal Balance as of the next succeeding Payment Date (each such calculation, a "Quarterly Comparison").

                    (2) If the Quarterly Comparison reveals a Variance greater than ___percent, the Servicer shall: (A) estimate collections through the last day of the Quarter in which such Quarterly Administrative Date occurs and through the last day of the twelve month period following the date revised FTA Charges would go into effect; (B) if necessary, update the assumptions underlying the FTA Charges, including energy usage volume, the rate of delinquencies and write-offs, and estimated expenses and fees of the Note Issuer, the Trust and the Infrastructure Bank to the extent not fixed; (C) determine the revised FTA Charges that would restore: (1) the Principal Balance to the Projected Principal Balance, (2) the Overcollateralization Amount to the Projected Overcollateralization Subaccount Balance, (3) the Capital Subaccount Balance to the

               Required Capital Level and (4) the Reserve Subaccount Balance to the Projected Reserve Subaccount Balance, in each case within twelve months after such revised FTA Charges go into effect (and with respect to any True-Up Adjustments occurring after the Scheduled Maturity Date, determine the revised FTA Charges that would be sufficient to retire the unpaid Principal Balance within the earlier of (x) the date which is twelve months after the Scheduled Maturity Date and (y) the Final Maturity Date); (D) apply for a True-Up Adjustment by filing on or before the next Quarterly Adjustment Filing Date following the Quarterly Administrative Date a Routine Quarterly True-Up Mechanism Advice Letter with the CPUC, substantially in the form attached hereto as Exhibit E, to notify the CPUC of the revised FTA Charges and
                  ---------
               (E) take all reasonable actions and make all reasonable efforts to secure the respective True-Up Adjustment and to enforce the provisions of the Statute which obligate the CPUC to approve rates at levels sufficient to recover the FTA Payments in accordance with the Expected Amortization Schedule. If there is no Variance, the Servicer shall not file a

               Routine Quarterly True-Up Mechanism Advice Letter with the CPUC.

                    (3) The Servicer shall implement each revised FTA Charge as of the first day of the Quarter following the Quarter in which such Routine Quarterly True-Up Mechanism Advice Letter is filed.

          (c)  Non-Routine True-Up Adjustments.
               --------------------------------

                    (i) Whenever the Servicer determines that the existing model for calculating the FTA Charges should be amended or revised, subject to the consent of the Note Issuer under the conditions set forth in Section 3.17 of the Indenture, the Servicer shall file a Non-Routine True-Up Mechanism Advice Letter with the CPUC designating the adjustments to the model and any corresponding adjustments to the FTA Charges (collectively, a "Non-Routine True-Up Adjustment").

                    (ii) The Servicer shall take all reasonable actions and make all reasonable efforts to secure the Non-Routine True-Up Adjustments .

                    (iii) The Servicer shall implement any resulting adjustments to the model and any resulting revised FTA Charges as of the first day of the Quarter which begins at least

               90 days after the Non-Routine True-Up Mechanism Advice Letter is filed.

          (d)  Reports.
               --------

               (i)  Notification of Advice Letter Filings and True-Up
                    -------------------------------------------------
          Adjustments. Whenever the Servicer files an Advice Letter with the
          ------------
          CPUC, the Servicer shall send a copy of such filing (together with a copy of all notices and documents which, in the Servicer's reasonable judgment, are material to the adjustments effected by such Advice Letter) to the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank concurrently therewith. If any True-Up Adjustment requested in any such Advice Letter filing does not become effective on the applicable date as provided by the Financing Order, the Servicer shall notify the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank by the end of the second Servicer Business Day after the applicable date.

               (ii)  Quarterly Servicer's Certificate. Not later than the
                     ---------------------------------
          Remittance Date immediately prior to each Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit F
                                                                      ---------
          hereto (the "Quarterly Servicer's Certificate") to the Note Issuer, the Note Trustee, the Certificate Trustee and the Infrastructure Bank.

               (iii) Reports to Customers. (A) After each revised FTA Charge
                     ---------------------
          has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and timeframe required by CPUC Regulations, cause to be prepared and delivered to Customers a notice announcing such revised FTA Charges.

               (B) In addition, at least once each year, to the extent permitted by CPUC Regulations, the Servicer shall cause to be prepared and delivered to Customers a notice stating, in effect, that the Transition Property and the FTA Charges are owned by the Note Issuer and not the Seller. Such notice shall be included either as an insert to or on the back of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer or the Applicable ESP may from time to time use to communicate with their respective customers.

               (C) Except to the extent that applicable CPUC Regulations make the Applicable ESP responsible for such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

          SECTION 4.02. Limitation of Liability. (a) The Note Issuer and the
                        ------------------------
Servicer expressly agree and acknowledge that:

          (i) In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

          (ii) Neither the Servicer nor the Note Issuer is responsible in any manner for, and shall have no liability whatsoever as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to file the applications required by Section 4.01 in a timely manner or other breach by the Servicer of its duties under this Agreement), by the CPUC in any way related to the Transition Property or in connection with any True-Up Adjustment, the subject of any filings under Section 3.02, any proposed True-Up Adjustment, or the approval of any revised FTA Charges and the scheduled adjustments thereto.

          (iii) The Servicer shall have no liability whatsoever relating to the calculation of any revised FTA Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the rate of delinquencies and write-offs, so long as the Servicer has acted in good faith and has not acted negligently in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Noteholders or the Certificateholders, not receiving any payment, amount or return anticipated or expected or in respect of any Note or Certificate generally, except only to the extent that the same is caused by the Servicer's negligence, willful misconduct or bad faith.

          (b) Notwithstanding the foregoing, the Servicer hereby acknowledges that the terms of this Section 4.02 are not intended to, and shall not, relieve the Servicer of liability for any misrepresentation by the Servicer under
Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

                                   ARTICLE V

                            The Transition Property
                            -----------------------

          SECTION 5.01.  Custody of Transition Property Records.  To assure
                         ---------------------------------------
uniform quality in servicing the Transition Property and to reduce administrative costs, the Note Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the
Note Issuer and the Note Trustee as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Transition Property, including copies of the Financing Order and Advice Letters relating thereto and all documents filed with the CPUC in connection with any True-Up Adjustment (collectively, the "Transition Property

Records"), which are hereby constructively delivered to the Note Trustee, as pledgee of the Note Issuer (or, in the case of the Subsequent Transition Property, will as of the applicable Subsequent Sale Date be constructively delivered to the Note Trustee, as pledgee of the Note Issuer) with respect to all Transition Property.

          SECTION 5.02.  Duties of Servicer as Custodian.  (a)  Safekeeping.
                         --------------------------------       ------------
The Servicer shall hold the Transition Property Records on behalf of the Note Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Transition Property Records as shall enable the Note Issuer to comply with this Agreement and the Indenture. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, others. The Servicer shall promptly report to the Note Issuer and the Note Trustee any failure on its part to hold the Transition Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Note Issuer or the Note Trustee of the Transition Property Records. The Servicer's duties to hold the Transition Property Records on behalf of the Note Issuer set forth in this Section 5.02, to the extent such Transition Property Records have not been previously transferred to a successor

Servicer pursuant to Article VII, shall terminate three years after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII hereof and (ii) no Notes of any Series are outstanding.

          (b)  Maintenance of and Access to Records.  The Servicer shall
               -------------------------------------
maintain the Transition Property Records at [specify designated office] or at such other office as shall be specified to the Note Issuer and the Note Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection to the Note Issuer and the Note Trustee or their respective duly authorized representatives, attorneys or auditors the Transition Property Records at such times during normal business hours as the Note Issuer or the Note Trustee shall reasonably request and which do not unreasonably interfere with the Servicer's normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulations) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

          (c)  Release of Documents.  Upon instruction from the Note Trustee,
               ---------------------
the Servicer shall release any Transition Property Records to the Note Trustee, the Note Trustee's agent or the Note Trustee's designee, as the case may be, at such place or places as the Note Trustee may designate, as soon as practicable.

          [(d)  Defending Transition Property Against Claims.  The Servicer
                ---------------------------------------------
shall institute any action or proceeding necessary to compel performance by the CPUC or the State of California of any of their obligations or duties under the PU Code, the Financing Order or any Advice Letter.]

          SECTION 5.03.  Instructions; Authority to Act.  For so long as any
                         -------------------------------
Notes remain outstanding, the Servicer shall be deemed to have received proper instructions with respect to the Transition Property Records upon its receipt of written instructions signed by a Trust Officer of the Note Trustee.

          SECTION 5.04.  Custodian's Indemnification.  The Servicer as custodian
                         ----------------------------
shall indemnify the Note Issuer, the Trust, the Certificate Trustee, the Delaware Trustee, the Note Trustee, the Infrastructure Bank, the Noteholders and the Certificateholders and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever (collectively, "Losses") that may be imposed on, incurred by or asserted against any such Person as the result of any improper act or improper omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Transition Property Records; provided, however, that the Servicer shall not be liable for any portion of any
--------  -------
such amount resulting
from the willful misconduct, bad faith or negligence of the Note Issuer, the Trust, the Certificate Trustee, the Delaware Trustee, the Note Trustee, the Infrastructure Bank, the Noteholders or the Certificateholders, as the case may be.

          Indemnification under this Section shall survive resignation or removal of the Note Trustee, the Delaware Trustee or the Certificate Trustee and shall include reasonable fees and expenses of investigation and litigation.

          SECTION 5.05.  Effective Period and Termination.  The Servicer's
                         ---------------------------------
appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section. If any Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 7.01, the appointment of such Servicer as custodian shall be terminated by the Note Trustee or by the Holders of Notes evidencing not less than 25 percent of the Outstanding Amount of the Notes of all Series in the same manner as the Note Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 7.01.


                                  ARTICLE VI

                                 The Servicer
                                 ------------

          SECTION 6.01.  Representations and Warranties of Servicer.  The
                         -------------------------------------------
Servicer makes the following representations and warranties, as of the Closing Date, as of each

Subsequent Sale Date relating to the sale of Subsequent Transition Property pursuant to a Subsequent Sale Agreement, and as of such other dates as expressly provided in this Section 6.01, on which the Note Issuer and the Note Trustee is deemed to have relied in entering into this Agreement relating to the servicing of the Transition Property. The representations and warranties shall survive the execution and delivery of this Agreement and the pledge thereof to the Note Trustee pursuant to the Indenture.

          (a)  Organization and Good Standing.  The Servicer is duly organized
               -------------------------------
     and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the requisite power, authority and legal right to service the Transition Property and to hold the Transition Property Records as custodian.

          (b)  Due Qualification.  The Servicer is duly qualified to do business
               ------------------
     as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in, all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transition Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues, properties or prospects or adversely affect the servicing of the Transition Property).

          (c)  Power and Authority.  The Servicer has the requisite power and
               --------------------
     authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

          (d)  Binding Obligation.  This Agreement constitutes a legal, valid
               -------------------
     and binding obligation of the Servicer enforceable in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

          (e)  No Violation.  After giving effect to the release of the lien of
               -------------
     the [specify outstanding Indenture], the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (f)  No Proceedings.  Except as set forth on Schedule 6.01(f), there
               ---------------
     are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Note Issuer or, to the Servicer's knowledge, any other
     Person: (i) asserting (A) the invalidity of this Agreement, or (B) the invalidity of the Indenture, the Trust Agreement, any of the other Basic Documents or the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement or any of the other

     Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Basic Documents or the Notes or the Certificates or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

          (g)  Approvals.  No approval, authorization, consent, order or other
               ----------
     action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made and those that the Servicer is required to make in the future pursuant to Article IV hereof.

          (h)  Collections Curves.  Each Collections Curve used in connection
               -------------------
     with Schedule 6 to Annex I hereto is accurate in all material respects, and
          ----------
     the future delivery of each revised Collections Curve shall constitute a representation and warranty that each such revised Collections Curve is accurate in all material respects.

          (i)  Assumptions.  The assumptions set forth in
               ------------

     Schedule 6 to Annex I hereto are reasonable based upon historical
     ----------
     performance and will be reasonable as they change from time to time.

          (j)  Reports and Certificates.  Each report and certificate delivered
               -------------------------
     in connection with an Advice Letter will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct; provided, however, that to the extent any such
                                  --------  -------
     report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to such assumptions, forecasts or other predictions of future events being reasonable based upon historical performance.

          SECTION 6.02.  Indemnities of Servicer; Release of Claims.
                         -------------------------------------------
          (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

          (b) The Servicer shall indemnify the Note Issuer, the Trust, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Infrastructure Bank, the Seller, the Noteholders and the Certificateholders and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed on, incurred by or asserted against any such Person as a result of

(i) the Servicer's willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer's reckless disregard of its obligations and duties under this Agreement or (ii) the Servicer's breach of any of its representations or warranties in this Agreement.

          (c) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of [Name of Utility] (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

          (d) Indemnification under Sections 6.02(b) and 6.02(c) shall survive the resignation or removal of the Note Trustee, the Delaware Trustee or the Certificate Trustee or the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys fees and expenses).

          (e) Except to the extent expressly provided for in this Agreement or the other Basic Documents (including, without limitation, the Servicer's claims with respect to the Servicing Fee and the payment of the purchase price of Transition Property), the Servicer hereby releases and discharges the Note Issuer, the Trust, the Note Trustee, the Certificate Trustee, the Delaware Trustee, the Infrastructure Bank, the Noteholders and the Certificateholders and each of their respective officers, directors and agents (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or Seller, shall or may have against any such Person relating to the Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct or bad faith of the Released Parties. [add California release language]

          SECTION 6.03.  Merger or Consolidation of, or Assumption of the
                         ------------------------------------------------
Obligations of, Servicer.  Any Person (a) into which the Servicer may be merged
-------------------------
or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such
           --------  -------
transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Note Issuer and the Note Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this

Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered to the Note Issuer and the Note Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the CPUC pursuant to the PU Code, have been executed and filed that are necessary fully to preserve and protect the interest of the Note Issuer in the Transition Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

          SECTION 6.04.  Limitation on Liability of Servicer and Others.
                         -----------------------------------------------
Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be liable to the Note Issuer, the Noteholders, the Trust, the Certificateholders or any other Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that
                                                      --------  -------
this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Note Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

          Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be related to or incidental to its duties to service the Transition Property in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

          SECTION 6.05.  [Name of Utility] Not to Resign as Servicer.  Subject
                         --------------------------------------------
to the provisions of Section 6.03, [Name of Utility] shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon either (a) a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or (b) satisfaction of the following: (i) the Rating Agency Condition shall have been satisfied, (ii) there shall have been no increase in the Servicing Fee as a result of such resignation, (iii) the CPUC has approved such resignation and
(iv) notice of such resignation shall have been given to the Infrastructure Bank. Notice of any such determination permitting the resignation of [Name of Utility] shall be communicated to the Note Issuer, the Note

Trustee and the Infrastructure Bank at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Note Issuer and the Note Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of [Name of Utility] in accordance with Section 7.02.

          SECTION 6.06.  Servicing Compensation.  (a)  In consideration for its
                         -----------------------
services hereunder, until the Retirement of the Notes, the Servicer shall receive an annual Servicing Fee in an amount equal to the sum of __ percent of the then outstanding principal amount of each Series of the Notes. The Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on FTA Payments received by the Servicer and invested by the Servicer pursuant to Section 6(d) of Annex I hereto during each Collection Period prior to remittance to the Collection Account and (ii) all late payment charges, if any, collected from Customers or ESPs. The Servicer shall set forth the amount of each component of its compensation in the Quarterly Servicer's Certificate with respect to the period covered by such certificate.

          (b) The Servicing Fee set forth in Section 6.06(a) above shall be paid to the Servicer by the Note Trustee in four separate installments each year, on each Payment Date, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer in accordance with the priorities set forth in Section 8.02(d) of the Indenture. Any portion of the Servicing Fee not paid on such date shall be added to the Servicing Fee payable on the subsequent Payment Date.

          (c) The Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Noteholders and Certificateholders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

          SECTION 6.07.  Compliance with Applicable Law.  The Servicer covenants
                         -------------------------------
and agrees, in servicing the Transition Property, to comply with all laws applicable to, and binding upon, the Servicer and relating to such Transition Property the noncompliance with which would have a material adverse effect on the value of the Transition Property; provided, however, that the foregoing is
                                      --------  -------
not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

          SECTION 6.08.  Access to Certain Records and Information Regarding
                         ---------------------------------------------------
Transition Property. The Servicer
--------------------
shall provide to the Noteholders, the Note Trustee, the Certificate Trustee and the Infrastructure Bank access to the Transition Property Records in such cases where the Noteholders, the Note Trustee, the Certificate Trustee and the Infrastructure Bank shall be required by applicable law to be provided access to such records. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulations) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section.

          SECTION 6.09.  Appointments.  The Servicer may at any time appoint any
                         -------------
Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in
--------  -------
connection therewith; provided further that the Servicer shall remain obligated
                      -------- -------
and be liable to the Note Issuer, the Note Trustee and the Noteholders for the servicing and administering of the Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transition Property. The fees and expenses of such Person shall be as agreed between the Servicer and such Person from time to time and none of the Note Issuer, the Note Trustee, the Noteholders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.


                                  ARTICLE VII

                                    Default
                                    -------

          SECTION 7.01.  Servicer Default.  If any one of the following events
                         -----------------
(a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer to deposit in the Collection Account on behalf of the Note Issuer any required remittance that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Note Issuer or the Note Trustee or after discovery of such failure by an officer of the Servicer; or

          (b) any failure on the part of the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of Noteholders or Certificateholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Note Issuer or (B) to the Servicer or the Seller (as the case may be) by the Note Trustee or by the Holders of Notes evidencing not less than 25 percent of the Outstanding Amount of the Notes of all Series; or

          (c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Note Issuer or the Certificateholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer by the Note Issuer or the Note Trustee; or

          (d) an Insolvency Event occurs with respect to the Servicer or the Seller;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Note Trustee, or the Holders of Notes evidencing not less than 25 percent of the Outstanding Amount of the Notes of all Series, by notice then given in writing to the Servicer (and to the Note Trustee if given by the Noteholders) (a "Termination Notice") may terminate all the rights and obligations (other than the obligations set forth in Section 6.02 hereof) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 7.01(a), each of the following shall be entitled to apply to the CPUC for sequestration and payment of revenues arising with respect to the Transition Property: (1) the Certificateholders and the Certificate Trustee as beneficiary of any statutory lien permitted by the PU Code; (2) the
Note Issuer or its assignees; or (3) pledgees or transferees, including transferees under Section 844 of the PU Code, of the Transition Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Transition Property, the FTA Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Note Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Transition Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Note Issuer and the Note Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the

Transition Property or the FTA Charges. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the Transition Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

          SECTION 7.02.  Appointment of Successor.  (a)  Upon the Servicer's
                         -------------------------
receipt of a Termination Notice pursuant to Section 7.01 or the Servicer's resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's termination hereunder, the Note Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Note Issuer and the Note Trustee. In the event of the Servicer's termination hereunder, the Note Trustee may petition a court of competent jurisdiction to appoint any Person (a) satisfying the following criteria: [NEED TO DEVELOP CRITERIA] and (b) approved in writing by the Rating Agencies, as the successor to the Servicer under this Agreement.

          (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor

Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the prede cessor Servicer by the terms and provisions of this Agreement.

          SECTION 7.03.  Waiver of Past Defaults.  The Holders of Notes
                         ------------------------
evidencing not less than a majority of the Outstanding Amount of the Notes of all Series may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

          SECTION 7.04.  Notice of Servicer Default.  The Servicer shall deliver
                         ---------------------------
to the Note Issuer, the Note Trustee, the Infrastructure Bank and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under
Section 7.01(a) or (b).


                                 ARTICLE VIII

                           Miscellaneous Provisions
                           ------------------------

          SECTION 8.01.  Amendment.  This Agreement may be amended in writing by
                         ----------
the Servicer and the Note Issuer with the prior written consent of the Note Trustee, but without the consent of any of the Noteholders or Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced
                    --------  -------
by an Officer's Certificate delivered to the Note Issuer and the Note Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended in writing from time to time by the Servicer and the Note Issuer with the prior written consent of the Note Trustee and the prior written consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes of all Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided,
                                       --------
however, that no such amendment shall (a) increase or reduce in any manner the
-------
amount of, or accelerate or delay the timing of, FTA Collections or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.

          Promptly after the execution of any such amendment and the requisite consents, the Note Issuer shall furnish written notification of the substance of such amendment to the Note Trustee and each of the Rating Agencies.

          It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to its consent to any amendment to this Agreement, the Note Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement. The Note Trustee may, but shall not be obligated to, enter into any such amendment which affects the Note Trustee's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 8.02.  Protection of Title to Trust.  (a)  The Servicer shall
                         -----------------------------
maintain accounts and records as to the Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between FTA Payments received by the Servicer and FTA Collections from time to time deposited in the Collection Account.

          (b) The Servicer shall permit the Note Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer's normal operations, to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Transition Property and the FTA Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulations) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

          SECTION 8.03.  Notices.  All demands, notices and communications upon
                         --------
or to the Servicer, the Note Issuer, the Note Trustee, the Infrastructure Bank, the Certificate Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, to [Name of Utility], [_], [_], Attention of [_] ([_]), (b) in the case of the Note Issuer, to [Name of SPE], [_], Attention of [_], (c) in the case of the Note Trustee, at the Corporate Trust Office, (d) in the case of the Infrastructure Bank, to [_],

[_], Attention of [_], (e) in the case of the Certificate Trustee, to [_], [_], Attention of [_], (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (g) in the case of Standard & Poor's, to Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (h) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, NY 10004, Attention of [_], [(i) in the case of Duff & Phelps, to Duff & Phelps Credit Rating Company, 55 East Monroe Street, Suite 3500, Chicago, IL 60603, Attention of [_]_], or (i) [(j)] as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 8.04.  Assignment.  Notwithstanding anything to the contrary
                         -----------
contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

          SECTION 8.05.  Limitations on Rights of Others.  The provisions of
                         --------------------------------
this Agreement are solely for the benefit of the Servicer and the Note Issuer and, to the extent provided herein or in the Basic Documents, the Trust, the Note Trustee, the Certificate Trustee, the Noteholders, the Certificateholders and the Infrastructure Bank, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 8.06.  Severability.  Any provision of this Agreement that is
                         -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 8.07.  Separate Counterparts.  This Agreement may be executed
                         ----------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 8.08.  Headings.  The headings of the various Articles and
                         ---------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 8.09.  Governing Law.  This Agreement shall be construed in
                         --------------
accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 8.10.  Assignment to Note Trustee.  The Servicer hereby
                         ---------------------------
acknowledges and consents to the collateral assignment of any or all of the Note Issuer's rights and obligations hereunder to the Note Trustee and to the further assignment of the Note Trustee's rights and obligations under the Indenture to the Certificate Trustee.

          SECTION 8.11.  Nonpetition Covenants.  Notwithstanding any prior
                         ----------------------
termination of this Agreement or the Indenture, but subject to the CPUC's right to order the sequestration and payment of revenues arising with respect to the Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transition Property pursuant to Section 843(e) and (g) of the PU Code, the Servicer shall not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Note Issuer, acquiesce, petition or otherwise invoke or cause the Note Issuer or the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Note Issuer or the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or the Trust or any substantial part of the property of the
Note Issuer or the Trust, or ordering the winding up or liquidation of the affairs of the Note Issuer or the Trust.

          SECTION 8.12.  Limitation of Liability.  It is expressly understood
                         ------------------------
and agreed by the parties hereto that (a) this Agreement is executed and delivered by Bankers

Trust Company, not individually or personally but solely as Note Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it,
(b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Bankers Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties and (d) under no circumstances shall Bankers Trust Company, be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                             [NAME OF SPE],

                                               by

                                                 _______________________________
                                                 Title:

                                             [NAME OF UTILITY],

                                               by

                                                 _______________________________
                                                 Title:


Acknowledged and Accepted:

BANKERS TRUST COMPANY, not
in its individual capacity
but solely as Note Trustee,

  by
    ________________________